Exhibit 4.1

Dated as of [•], 2017

FORM OF

INDENTURE

Debt Securities

between

FIBRIA CELULOSE S.A.
Company

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee, Registrar, Paying Agent and Transfer Agent

i

(continued)

(continued)

(continued)

NOTE:  This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Certain Sections of this Indenture relating to Sections 3.10 through 3.18 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
6.10
311(a)	6.13
(b)	6.13
312(a)	7.01
7.02
(b)	7.02
(c)	7.02
313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
314(a)	10.05
(a)(4)	1.02
10.04
(b)	Not Applicable
(c)(l)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
5.08
(c)	1.04
317(a)(l)	5.03
(a)(2)	5.04
318(a)	1.08

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of [•], 2017, between FIBRIA CELULOSE S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (in such capacity, the “Trustee”), registrar, paying agent and transfer agent.

R E C I T A L S:

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series as in this Indenture provided. The securities issued by the Company pursuant to this Indenture are herein referred to as the “Securities.”

All things necessary have been done to make the Securities, when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities or any series thereof, as follows:

ARTICLE I

Definitions and other Provisions of General Application

Section 1.01                             Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b)                                 all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP;

(d)                                 for purposes of the definitions set forth in this Article I and this Indenture generally, all calculations and determinations shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP;

(e)                                  “or” is not exclusive, and “including” means including, without limitation;

(f)                                   unless the context otherwise requires, any reference to an “Article,” “Clause,” “Section” or “Subclause” refers to an Article, Clause, Section or Subclause, as the case may be, of this Indenture;

(g)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Clause, Section, Subclause or other subdivision; and

(h)                                 the use of the word “through” in connection with lists of Articles, Clauses, Sections, Subclauses or other enumerated items is inclusive of the first and last listed items;

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.08.

“Advance Transaction” means an advance from a financial institution involving either (i) a foreign exchange contract (ACC — Adiantamento sobre Contrato de Câmbio) or (ii) an export contract (ACE — Adiantamento sobre Contrato de Exportação).

“Affiliate” means, with respect to any specified Person, (i) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in Clause (i) above. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.04.

“Agents” has the meaning specified in Section 3.03.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of any Depository for such Global Security to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorization,” with respect to any creation or issuance of a series of Securities by the Company and any actions taken by the Company in connection with such issuance, means the authorization of such issuance and actions by the Board of Directors or any other corporate body of the Company required pursuant to the Company’s organizational documents and Brazilian law to authorize such issuance and actions.

“Authorized Representative” means, with respect to the Company, each Officer of the Company and any other person duly appointed by such Officer pursuant to a power of attorney with specific powers to perform such act on behalf of such Officer; provided, however, that such power of attorney is granted in a legal and valid manner pursuant to the Company’s organizational documents.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, and (ii) the Brazilian Federal Law No. 11,101, of February 9, 2005, as amended, or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors.

“Board of Directors” means the Board of Directors of the Company (Conselho de Administração) or any committee of the Board of Directors of the Company duly authorized to act on behalf of its respective Board of Directors.

“Board Resolution” means a copy of a resolution adopted by the Board of Directors in full force and effect on the date of determination.

“Brazil” means the Federative Republic of Brazil.

“Business Day” means, with respect to Securities of any series, unless otherwise specified with respect to Securities of that series as contemplated by Section 3.01, any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or regulation to close (a) in The City of New York or São Paulo, Brazil and (b) if different, the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable, as specified in the form of that series of Securities and the city in which the Corporate Trust Office is located.

“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Certificated Securities” has the meaning specified in Section 3.04.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument the United States Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” means the common depositary, if any, for Euroclear and Clearstream, Luxembourg.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person, as described further in Section 14.01(a).

“Consolidated Total Assets” means the total amount of assets of the Company and its Subsidiaries as set forth in the most recent financial statements delivered by the Company to the Trustee in accordance with Section 10.05, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by the Company and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this Indenture is located at Deutsche Bank Trust Company Americas, Trust & Agency Services, 60 Wall Street, 16th Floor, Mail Stop: NYC60-1630, New York, New York 10005, Attn: Corporates Team Deal Manager — Fibria Finance Overseas Ltd., Inc., Fax:  732-578-4635; With a copy to:  Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, Trust & Agency Services, 100 Plaza One, Mailstop JCY03-0801, Jersey City, New Jersey 07311, Attn:  Corporates Team Deal Manager — Fibria Finance Overseas Ltd., Inc., Fax:  732-578-4635, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“covenant defeasance option” has the meaning specified in Section 13.01(a).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person (a “Debtor”), without duplication:

(i)                                     the principal of (and premium, if any, on) (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

(ii)                                  all Capital Lease Obligations of such Person;

(iii)                               all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

(iv)                              all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in Clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v)                                 all Hedging Obligations;

(vi)                              all obligations of the type referred to in Clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof); and

(vii)                           all obligations of the type referred to in Clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Debtor other than the Capital Stock of such other Person (whether or not such obligation is assumed by such Debtor), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

“Default” means any event or condition with respect to Securities of any series that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default with respect to the Securities of that series if not cured or remedied.

“defeasance trust” has the meaning specified in Section 13.02(a).

“Defaulted Interest” has the meaning specified in Section 3.06.

“Depositary” means, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

“DTC” means The Depository Trust Company or its nominee, and its successors.

“Euroclear” means Euroclear Bank S.A./N.V., a bank organized under the laws of the Kingdom of Belgium, as operator of the Euroclear system (or any successor securities clearing system).

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.04.

“FATCA” means Section 1471 through Section 1474 of the Code.

“GAAP” means, as elected from time to time by the Company, (i) collectively, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by the applicable regulators, including the Brazilian Securities Commission (Comissão de Valores Mobiliários), as well as technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), (ii) International Financial Reporting Standards as adopted by the International Accounting Standards Board, or (iii) generally accepted accounting principles in effect in the United States, in each case, as in effect from time to time.

“Global Security” means any Security or series of Security issued in the form set forth in Section 2.02 or established pursuant to Section 2.01 which is registered in the Security Register in the name of a Depositary and bears the legend set forth in Section 2.03 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” at any date of determination, means the net amount, exclusive of any commissions or administrative fees, that a Person would be obligated to pay upon the termination of any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option, forward or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.  The term “Indenture” shall also include the terms of any particular series of Securities established as contemplated by Section 3.01.

“interest” means, when used with respect to a Security, the interest on such Security (including any Additional Amounts payable by the Company in respect of such interest). When used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, “interest” means interest payable after Maturity.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on that Security.

“Issuer Substitution Documents” has the meaning specified in Section 14.01(a).

“legal defeasance option” has the meaning specified in Section 13.01(a).

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 6.02.

“Officer” means, with respect to a company, any authorized representative of the company including any of the president, vice president, executive officer, financial officer or any other executive or senior officer performing decision-making functions for such company (including, any member of its Diretoria (Board of Executive Officers)).

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Company).

“Order” means a written request or order signed in the name of the Company by one or more of its Officers, in each case delivered to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)                                 Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made;

(c)                                  Securities (except to the extent provided in Section 13.01(b)) with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article XIII; and

(d)                                 Securities that have been paid pursuant to Section 3.05 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser (within the meaning of the New York Uniform Commercial Code) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (ii) if the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, (iii) if the principal amount payable at Stated Maturity of any Security is not determinable upon original issuance, the principal amount of such Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities with respect to which a Responsible Officer of the Trustee has received written notice at its address specified herein that those Securities are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any, on) and interest on any Securities on its behalf, which on the date of this Indenture includes the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other entity or any government or any agency or political subdivision thereof.

“Permitted Liens” means:

(i)                                     any Lien existing on the date of this Indenture, and any extension, renewal or replacement (and any subsequent extensions, renewals or replacements) thereof or of any Lien referred to in Clauses (ii), (iii), (iv) or (xi) below; provided, however, that the aggregate principal amount of Debt so secured is not increased, other than any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

(ii)                                  any Lien on any property or assets (including Capital Stock of any Person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets including related transaction fees and expenses after the date of this Indenture; provided that (A) the aggregate principal amount of Debt secured by the Liens shall not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (B) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the Company or any Significant Subsidiary;

(iii)                               any Lien securing Debt for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that (A) the Lien in respect of such Debt is limited to assets (including Capital Stock of the project entity), rights and/or revenues of such project, (B) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the project, and (C) the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of the Company or any Significant Subsidiary;

(iv)                              any Lien existing on any property or assets of any Person before that Person’s acquisition by, merger into or consolidation with the Company or any

Subsidiary after the date of this Indenture; provided that (A) the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (B) the Debt secured by the Liens may not exceed the Debt secured on the date of such acquisition, merger or consolidation, in each case, taking into account any accrued interest or monetary variation, (C) the Lien shall not apply to any other property or assets of the Company or any of its Subsidiaries and (D) the Lien shall secure only the Debt that it secures on the date of such acquisition, merger or consolidation;

(v)                                 any Lien imposed by law that was incurred in the ordinary course of business, including carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(vi)                              any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which the Company or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(vii)                           any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of business;

(viii)                        any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by GAAP;

(ix)                              minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Company or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(x)                                 any rights of set-off of any Person with respect to any deposit account of the Company or any Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

(xi)                              any Lien granted to secure borrowings from, directly or indirectly, (A) Banco Nacional de Desenvolvimento Econômico e Social—BNDES, Banco do Nordeste do Brasil S.A, or any other Brazilian governmental development bank or credit agency or (B) any international or multilateral development bank, government-sponsored agency, export-import bank or agency, or official export-import credit insurer;

(xii)                           any Lien securing obligations under hedging agreements not for speculative purposes;

(xiii)                        any Lien on the inventory or receivables and related assets of the Company or any Subsidiary securing the obligations of such Person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of receivables securing Debt shall not exceed (A) with respect to transactions secured by receivables from export sales, 80% of the Company’s consolidated gross revenues from export sales for the most recently concluded period of four consecutive fiscal quarters; or (B) with respect to transactions secured by receivables from domestic sales, 80% of such Person’s consolidated gross revenues from sales for the most recently concluded period of four consecutive fiscal quarters; provided further that Advance Transactions shall not be deemed transactions secured by receivables for purpose of the above calculation;

(xiv)                       Liens securing obligations owed by any Subsidiary of the Company to the Company or one or more Subsidiaries of the Company and/or by the Company to one or more such Subsidiaries; and

(xv)                          in addition to the foregoing Liens set forth in Clauses (i) through (xiv) above or otherwise permitted by this Section 10.09, Liens securing Debt of the Company or any Subsidiary (including, without limitation, guarantees of the Company or any Subsidiary) that does not in aggregate principal amount, at any time of determination, exceed 15.0% of Consolidated Total Assets.

For the avoidance of doubt, a Permitted Lien need not be permitted solely by reference to a single clause specified in this definition, but may be permitted in part by such clause and in part by one or more other clauses of the definition of Permitted Lien.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any, on) and interest on the Securities of that series are payable as contemplated by Section 3.01(g).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.05 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“premium” means, when used with respect to a Security, the amount payable on such Security, in addition to the principal amount thereof upon any redemption of such Security (including any Additional Amounts payable by the Company in respect of such premium).

“principal” means, when used with respect to a Security, the principal amount of such Security (including any Additional Amounts payable by the Company in respect of such principal).

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and that Security.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Relevant Jurisdiction” means (i) Brazil or (ii) any other jurisdiction or political subdivision thereof in which the Company or any successor thereto is organized or is a resident for tax purposes.

“Relevant Withholding Taxes” has the meaning specified in Section 10.08.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, with direct responsibility for the administration of the Indenture, and any officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Secretary” means the secretary (Secretário), the assistant secretary, an equivalent officer or director, or another Person performing corporate secretarial functions of the Company.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.04.

“Significant Subsidiary” means any Subsidiary of the Company which at the time of determination either (i) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (ii) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.06.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) the Company, (b) the Company and one or more Subsidiaries or (c) one or more Subsidiaries.

“Substituted Issuer” has the meaning specified in Section 14.01(a).

“Transfer Agent” means any Person authorized by the Company to act as transfer agent pursuant to this Indenture, which on the date of this Indenture includes the Trustee.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force on the date as of which this instrument was executed (except as provided in Section 9.05 with respect to supplemental indentures); provided, however, that in the event the United States Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the United States Trust Indenture Act of 1939 as so amended.

“United States” and “U.S.” means the United States of America (including the States thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“U.S. Dollars” and “U.S.$” mean such coin or currency of the United States as at the time of payment will be legal tender for the payment of public and private debts.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“Wholly-Owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02                             Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act with respect to compliance with conditions precedent provided for in this Indenture.  Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an Officer or Officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture, except that in the event of any such application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion, whether required to be provided pursuant to this Section 1.02 or elsewhere, with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03                             Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such Officer or Officers executing such Officer’s Certificate knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which Officer’s Certificate is based are erroneous.  Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04                             Acts of Holders of Securities; Record Dates.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities may be embodied in and evidenced (i) by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or (ii) by a record of any meeting of Holders of Securities shall be proved in the manner provided in Section 12.06.  Except as herein otherwise expressly provided, such action shall become effective when such instrument (or instruments) or record, or both, are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument (or instruments) and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument (or instruments) or so voting at such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)                                 The fact and date of the execution by any Person of any instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of that series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of that series on such record date, or their duly appointed agent, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders, or their duly appointed agent, of the requisite principal amount of Outstanding Securities of that series on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no further action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders, or their duly appointed agent, of the requisite principal amount of Outstanding Securities of that series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of that series in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of that series.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of that series on such record date, or their duly appointed agent, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders, or their duly appointed agent, of the requisite principal amount of Outstanding Securities of that series on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with further no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders, or their duly appointed agent, of the requisite principal amount of Outstanding Securities of that series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of that series in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder of Securities of the applicable series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date and, if an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party or parties hereto that set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(d)                                 The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e)                                  Any Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05                             Notices to Trustee and the Company.  Any Act of Holders of Securities or other document provided for or permitted by this Indenture to be made, given or furnished to, or filed with:

(a)                                 the Trustee by any Holder of Securities or by the Company shall, except as otherwise expressly provided herein, be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier or facsimile transmission, addressed to the Trustee at its Corporate Trust Office, or

(b)                                 the Company by the Trustee or by any Holder of Securities shall, except as otherwise expressly provided herein, be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier or facsimile transmission, addressed to Fibria Celulose S.A., Rua Fidêncio Ramos, 302 — 3º andar — Torre B, Vila Olímpia, 04551-010 São Paulo, SP, Brazil, Attention: Tesouraria, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06                             Notice to Holders of Securities; Waiver.  Unless otherwise herein expressly provided, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class mail, postage prepaid, or delivered by hand or overnight courier to each Holder of a Security affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided that notices to be given to Holders of Global Securities will be given to the Depositary, in accordance with its Applicable Procedures as in effect from time to time.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be given with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission; provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person delivering the unsecured facsimile or email transmission in which the instructions or direction, are contained is, in fact, authorized to deliver such unsecured facsimile or email transmission does not constitute gross negligence or willful misconduct.

Section 1.07                             Language of Notices, Etc..  Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language.

Section 1.08                             Conflict with Trust Indenture Act.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and govern indentures qualified under the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.09                             Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10                             Successors and Assigns.  All covenants and agreements of the Company in this Indenture and the Securities shall bind its respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 1.11                             Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12                             Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

Section 1.13                             Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of law provisions thereof to the extent such provisions would require or permit the application of the laws of another jurisdiction). The transactions contemplated by this Indenture have been proposed by the Trustee for the purposes of Article 9, paragraph 2, of Brazilian Decree-Law No. 4,657, dated September 4, 1942, as amended, and for no other purpose or reason whatsoever.

Section 1.14                             Saturday, Sundays and Legal Holidays.  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities

(other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section 1.14)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

Section 1.15                             Appointment of Agent for Service; Submission to Jurisdiction; Waiver of Immunity.  Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York, with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture, the Securities or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. By the execution and delivery of this Indenture, the Company irrevocably appoints Cogency Global Inc. (the “Process Agent”), with an office at 10 East 40th Street, 10th Floor, New York, New York 10016, as its authorized agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any Proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York. Such service shall be made by delivering by hand a copy of such process to the Company, in care of the Process Agent at the address specified above. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Company, or failure of the Company to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Company at Fibria Celulose S.A., Rua Fidêncio Ramos, 302 — 3º andar — Torre B, Vila Olímpia, 04551-010 São Paulo, SP, Brazil, Attention: Tesouraria or at any other address previously furnished in writing by the Company to the Trustee. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Securities, and to cause the Process Agent to continue to act as such. If for any reason such Person shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Paying Agent or any Holder to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. The Company irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture and the Securities.

Section 1.16                             Waiver of Jury Trial.  EACH OF THE PARTIES HERETO AND EACH OTHER HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 1.17                             No Recourse Against Others. No director, officer, employee, direct or indirect shareholder or incorporator, as such, of the Company or the Trustee shall have any liability for any obligations of the Company or the Trustee, respectively, under this Indenture or the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 1.18                             Counterparts; Signature. This Indenture and any supplemental indentures hereto may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture and any supplemental indenture hereto by facsimile transmission or other electronic means (including “PDF” or similar files) shall be effective as delivery of a manually executed counterpart of this instrument.

ARTICLE II

Security Forms

Section 2.01                             Forms Generally.  The Securities of each series shall be in substantially the form set forth in this Article II, or in such other form as shall be established by or pursuant to an Authorization or in one or more Officer’s Certificates or supplemental indentures hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary or as may, consistently herewith, be determined by an Authorized Representative executing such Securities pursuant to this Indenture, as evidenced by its execution thereof.  If the forms of Securities of any series are established by action taken pursuant to an Authorization, a copy of an appropriate record of such action shall be certified by any Authorized Representative or Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Order contemplated by Section 3.03 for the authentication and delivery of such Securities.  Any Board Resolution or other document evidencing an Authorization shall have attached thereto a true and correct copy of the form of Security referred to therein approved by or pursuant to such Authorization.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02                             Form of Security.

[Form of Face of Security] [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

FIBRIA CELULOSE S.A.

No. [            ]

CUSIP No. [ ]	[ ]

FIBRIA CELULOSE S.A., a company organized and existing under the laws of Brazil (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [        ], or registered assigns, the principal sum of [            ] on [            ] [if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from [            ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [            ] and [            ] in each year, commencing [            ], at the rate of [        ]% per annum, until the principal hereof is paid or made available for payment [if applicable, insert — , provided that any principal (and premium, if any), and any such installment of interest, which is overdue shall bear interest at the rate of [        ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [            ] or [            ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture].

[If applicable insert — If any payment is due on the Securities on a day that is not a Business Day, payment will be made on the day that is the next Business Day. Payments postponed to the next Business Day in this situation will be treated as if they were made on the original payment date. Postponement of this kind will not result in a default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original payment date to the next day that is a Business Day.]

[If applicable insert —  Any such interest on overdue principal (and premium, if any) that is not paid on demand shall bear interest at the rate of [        ]% per annum (to the extent that payment of such interest shall be legally enforceable) from the date of such demand until the amount so demanded is paid or made available for payment.  Interest on any overdue interest shall be payable on demand.]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of [        ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal (and premium, if any) shall be payable on demand. [Any such interest on any overdue principal (and premium, if any) which is not so paid on demand shall bear interest at the rate of [        ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment.  Interest on overdue interest shall be payable on demand.]]

[insert if Security is a Global Security — Payment of the principal of (and premium, if any, on) and [if applicable, insert — any such] interest on this Security will be made by wire transfer of same-day funds to the Holder and paid to beneficial holders of this Security pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.]

[insert if Security is a Certificated Security — Payment of the principal of (and premium, if any, on) and [if applicable, insert — any such] interest on this Security will be made to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such payment at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, and upon surrender of this Security in the case of any payment due at the Maturity of the principal thereof; provided that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security that are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual, facsimile or electronic signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [                    ]

FIBRIA CELULOSE S.A.

By:
Name:
Title:

By:
Name:
Title:

[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more tranches of one or more series under an Indenture, dated as of [•], 2017 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to U.S.$[            ]].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than [            ] days’ nor more than [            ] days’ notice, at any time [if applicable, insert — on or after [            ], 20[ ]], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before [            ], [        ]%, and if redeemed] during the 12-month period beginning [            ] of the years indicated,

Redemption Year	Redemption Price	Redemption Year	Redemption Price

and thereafter at a Redemption Price equal to [        ]% of the principal amount, together in the case of any such redemption with accrued interest to, but excluding, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If the Security is not subject to redemption, insert—This Security is not redeemable prior to Stated Maturity.]

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security ,in each case upon compliance with certain conditions set forth in the Indenture.

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal (and premium, if any) and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of (and premium, if any, on) and interest on the Securities of this series shall terminate.]

All payments by the Company in respect of the Securities of each series shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Jurisdiction, unless such withholding or deduction is required by law. In that event, the Company shall pay to each Holder such Additional Amounts as may be necessary in order that every net payment made by the Company on each Security after deduction or withholding for or on account of any Relevant Jurisdiction shall not be less than the amount then due and payable on such Security.

The foregoing obligation to pay Additional Amounts shall not apply to or in respect of:

(i)                                     any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between a Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation), on the one hand, and a Relevant Jurisdiction, on the other hand (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of a Security;

(ii)                                  any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by a Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly made, whichever occurs later;

(iii)                               any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of a Holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with a Relevant Jurisdiction of such Holder if (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (B) at least 30 days prior to the date on which the Company shall apply this Clause (iii), the Company shall have notified all Holders of Securities that some or all of the Holders of Securities shall be required to comply with such requirement;

(iv)                              any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(v)                                 [Reserved];

(vi)                              any tax, assessment or other governmental charge which would have been avoided by such Holder presenting the relevant Security (if presentation is required) or requesting that such payment be made to another Paying Agent in a member state of the European Union;

(vii)                           any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of (and premium, if any, on) and interest on a Security; or

(viii)                        any combination of the above.

Notwithstanding anything to the contrary in the preceding paragraph, the Company and any Paying Agent, the Trustee or any other Person shall be entitled to make any deduction or withholding without any liability, and shall not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any

Security pursuant to Section 1471 through Section 1474 of the Code (“FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction in which the Company is organized, or in which payments on the Securities are made (each such jurisdiction, a “Taxing Jurisdiction”), implementing FATCA, or any agreement between the Company, the Trustee or a Paying Agent and the United States, a Taxing Jurisdiction or any authority of any of the foregoing implementing FATCA.

The Company hereby covenants with the Trustee that it will promptly inform the Trustee in writing if it determines in its reasonable discretion that any payment made by it is a payment which could be subject to FATCA withholding if a recipient of such payment had not complied with obligations imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof or any law implementing such an intergovernmental agreement (including obligations to deliver proper documentation establishing the recipient’s status) at the time such payment was made.

The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil other than those resulting from, or required to be paid in connection with, the enforcement of the Securities following the occurrence of any Default or Event of Default.

No Additional Amounts shall be paid with respect to a payment on any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Security.

The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agents, as applicable, upon request therefor.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered indemnity and/or security satisfactory to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, Place of Payment and rate, and in the coin or currency, herein prescribed or to convert or exchange this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$2,000 and any integral multiples of U.S.$1,000 thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company at any Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company, the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$[        ].  The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following Such Decrease/Increase	Notation Made by or on Behalf of Trustee

Section 2.03                             Form of Legend for Global Securities.  Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN SECTION 3.04 OF THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

The following legend shall appear on the face of each Global Security for which DTC is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.04                             Form of Trustee’s Certificate of Authentication.  The Trustee’s certificates of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Deutsche Bank Trust Company Americas,
as Trustee

By:
Authorized Officer

ARTICLE III

The Securities

Section 3.01                             Amount Unlimited: Issuable in Series.  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be created or issued in one or more series.  There shall be established in or pursuant to a Board Resolution or other document evidencing an Authorization and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more supplemental indentures hereto, prior to the issuance of Securities of any series, the terms of the Securities of that series, including (as applicable) and without limitation:

(a)                                 the title of the Securities of that series (which shall distinguish the Securities of that series from Securities of any other series);

(b)                                 any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Sections 3.04, 3.05, 9.06 or 11.07 and except for any Securities that, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder) (including any provision for the offering of additional Securities of that series beyond any such limit upon the aggregate principal amount of Securities of that series);

(c)                                  whether the Securities of that series will be issued at par, at a premium or at discount or as an Original Issue Discount Securities;

(d)                                 the Person to whom any interest on a Security of that series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the manner in which any interest on any Security of that series shall be payable, if other than as provided in Section 3.06;

(e)                                  the date or dates on which the principal of the Securities of that series is payable;

(f)                                   the rate or rates at which the Securities of that series shall bear interest or the method by which such rate shall be determined, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Securities of the series on any Interest Payment Date;

(g)                                  the place or places (collectively, the “Place of Payment”) where, subject to the provisions of Section 10.02, the principal of (and premium, if any, on) and interest on Securities of that series shall be payable, any Securities of that series may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;

(h)                                 other than with respect to any redemption of Securities pursuant to Section 11.08, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Company (including the period following the date referred to in Section 11.08) and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities of that series shall be evidenced;

(i)                                     the denominations in which any Securities of that series shall be issuable if other than denominations of U.S.$2,000 and any integral multiples of U.S.$1,000 thereof;

(j)                                    the applicable rate on Defaulted Interest, if any;

(k)                                 the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and interest on any Securities of that series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01;

(l)                                     if the amount of principal of (and premium, if any, on) or interest on any Securities of that series may be determined with reference to an index, the manner in which such amounts shall be determined;

(m)                             if the principal of (and premium, if any, on) or interest on any Securities of that series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities of that series are stated to be payable, the currency, currencies or currency units in which the principal of (and premium, if any, on) and interest on Securities of the applicable series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(n)                                 if other than the principal amount thereof, the portion of the principal amount of Securities of that series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(o)                                 if the principal amount payable at the Stated Maturity of any Securities of that series is not determinable as of one or more dates prior to the Stated Maturity, the amount that shall be deemed to be the principal amount of such Securities as of any such date for any other purpose hereunder, including the principal amount thereof that shall be due and payable upon any Maturity other than the Stated Maturity or that shall be deemed to be Outstanding as of any date (or, in any such case, the manner in which such principal amount shall be determined);

(p)                                 that the Securities of that series shall be issuable in whole or in part in the form of one or more Global Securities, the respective Depositaries for such Global Securities, the form of any legend or legends that shall be borne by any such Global Securities in addition to or in lieu of that set forth in Section 2.03 and, if different from those set forth in Clause (iv) of the last paragraph of Section 3.04, any circumstances in which Securities issued upon any exchange may be registered in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(q)                                 any addition to or change in the Events of Default that apply to any Securities of that series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(r)                                    any addition to or change in the covenants set forth in Article X that applies to Securities of that series;

(s)                                   whether and under what conditions additional Securities of that series may be created and issued;

(t)                                    whether the Company shall pay to each Holder Additional Amounts (as defined in Section 10.08); and

(u)                                 any other terms of the Securities of that series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(e)).

If any of the terms of the Securities of a series are established by action taken pursuant to an Authorization of the Company, a copy of an appropriate record of such action shall be certified by any Authorized Representative, and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of that series.

Section 3.02                             Denominations.  Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, any Securities of that series shall be issuable in minimum denominations of U.S.$2,000 and any integral multiple of U.S.$1,000 in excess thereof.

Section 3.03                             Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by any Authorized Representative.  The signature of any such Authorized Representative may be manual, facsimile or electronic (including “PDF” or similar files).  Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time a proper Authorized Representative shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Securities or did not hold such positions on the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company, to the Trustee for authentication, together with an Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Order shall authenticate and deliver such Securities.

If the forms or terms of the Securities of the applicable series have been established in or pursuant to one or more Authorizations as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating:

(a)                                 that such forms or terms have been established in conformity with the provisions of this Indenture; and

(b)                                 that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute a valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether applied by a court of law or equity).

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of any series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.01 or the Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of that series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of that series to be issued.

Each Security shall be dated the date of its authentication.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability based upon the written advice of counsel.

The Trustee shall not be required to authenticate the Securities of any series if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

The Company shall enter into any appropriate agency agreements with any registrar, transfer agent or paying agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07.  The Company initially appoints the Trustee as Security Registrar, Transfer Agent and Paying Agent (collectively, the “Agents”).

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.08, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04                             Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Except as otherwise provided in this Section 3.04(a), upon surrender for registration of transfer or exchange of a Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like aggregate principal amount.

At the option of the Holder or in connection with partial redemptions undertaken pursuant to Article XI, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of an Order, authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.03, 9.06 or 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (i) through (v) below shall apply only to Global Securities:

(i)                                     Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or Common Depositary designated for such Global

Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(ii)                                  Subject to Clause (iv) below, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(iii)                               Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Sections 3.04, 3.05, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(iv)                              Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Securities registered in their names (“Certificated Securities”).  Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

A.                                    The Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when such Depositary is required to be so registered in order to act as depositary, and in each case, and a successor depositary is not appointed by the Company within 90 days of such notice; or

B.                                    An Event of Default has occurred and is continuing that results in any of the Securities of the applicable series becoming immediately due and payable.

In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this Clause (iv), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

(v)                                 Members of, or participants in, DTC or Euroclear and Clearstream, Luxembourg, as the case may be (“Agent Members”), shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Common Depositary under such Global Security, and DTC or the Common Depositary, as the case may be, may be treated by the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Security Registrar or any

of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or the Common Depositary or impair, as between DTC or Euroclear and Clearstream, Luxembourg and their respective Agent Members, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Security.  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(vi)                              None of the Trustee, the Security Registrar, the Paying Agents or Transfer Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, any agent member or other member of, or a participant in, Depositary or other Person with respect to the accuracy of the records of Depositary or any nominee or participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member or other participant, member, beneficial owner or other Person (other than Depositary) of any notice or the payment of any amount or delivery of any Securities  (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through Depositary, subject to its applicable rules and procedures. The Trustee, Security Registrar, Paying Agents and Transfer Agents may rely and shall be fully protected in relying upon information furnished by Depositary with respect to its agent members and other members, participants and any beneficial owners.

(vii)                           Neither the Trustee nor the Security Registrar or Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Participants or indirect participants in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.05                             Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall, upon receipt of an Order, authenticate and deliver in exchange therefor a new Security of the same series and of like principal amount bearing a number not contemporaneously outstanding, appertaining to the surrendered Security.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall, upon receipt of an Order, authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like principal amount bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.06                             Payment of Interest; Interest Rights Preserved.  Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in the case of Certificated Securities, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Company, may be paid by check mailed to the address of the Person as it appears in the Security Register or, in the case of Global Securities, by wire transfer of same-day funds to the Holder.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted interest as provided in this Clause (a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of that series in the manner set forth in Section 1.06, not less than ten days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b)                                 The Company may make payment of any Defaulted interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.06 and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such Predecessor Security.

Section 3.07                             Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 3.04 and 3.06) interest on such Security, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.08                             Cancellation.   All Securities surrendered for payment, redemption, or registration of transfer or exchange may, as the Company’s option, be delivered to the Trustee for cancellation.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.08, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless otherwise directed by an Order.

Section 3.09                             Computation of Interest.  Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.10                             CUSIP or ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 3.11                             Open Market Purchases. The Company or any of its Affiliates may at any time purchase Securities in the open market or otherwise at any price. All Securities so purchased may not be resold, except in compliance with applicable requirements or exemptions under any relevant securities and other laws.

ARTICLE IV

Satisfaction and Discharge

Section 4.01                             Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and any right to receive Additional Amounts as provided in Section 10.08), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)                                 either:

(i)                                     all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.05 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.06) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Securities:

(A)                               have become due and payable, or

(B)                               will become due and payable at their Stated Maturity within one year, or

(C)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of Subclause (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, money or non-callable U.S. Government Obligations, or a combination thereof in an amount sufficient to pay and discharge the entire indebtedness on such Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)                                  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (a)(i) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.06 shall survive.

Section 4.02                             Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.06, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust (without liability to the Holders for interest or investment) and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee.

ARTICLE V

Remedies

Section 5.01                             Events of Default.  “Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events:

(a)                                 The Company defaults in any payment of interest on any Securities of that series when the same becomes due and payable, and such Default continues for a period of 30 days;

(b)                                 The Company defaults in the payment of the principal (including premium, if any) of any Securities of that series when the same becomes due and payable upon its Stated Maturity, redemption or otherwise;

(c)                                  The Company fails to comply with any of its covenants or agreements in the Securities of that series or this Indenture (other than those referred to in Sections 5.01(a) and 5.01(b)) and such failure continues for 60 days after the Company receives a notice of Default from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series;

(d)                                 The Company pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt;

(ii)                                  applies for or consents to the entry of an order for relief against it in an involuntary case;

(iii)                               applies for or consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                              makes a general assignment for the benefit of its creditors;

(v)                                 proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or

(vi)                              files for a reorganization of its debts (judicial or extrajudicial recovery); or

(e)                                  A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company in an involuntary case;

(ii)                                  appoints a Custodian of the Company or for any substantial part of the property of the Company;

(iii)                               orders the winding up or liquidation of the Company;

(iv)                              adjudicates the Company as bankrupt or insolvent;

(v)                                 ratifies an accord or composition in bankruptcy between the Company and the respective creditors thereof; or

(vi)                              grants a judicial or extrajudicial recovery to the Company;

and, in the case of any of Subsection (e)(i) through (e)(vi), the order or decree remains unstayed and in effect for 60 days.

Section 5.02                             Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Sections 5.01(d) and 5.01(e)) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the

Outstanding Securities of any series may declare all unpaid principal of (and premium, if any, on) and accrued and unpaid interest on all Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Sections 5.01(d) and 5.01(e) occurs and is continuing, then the principal of (and premium, if any, on) and accrued and unpaid interest on all Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of a majority in principal amount of the Outstanding Securities of that series by written notice to the Company and the Trustee may rescind or annul such declaration if:

(i)                                     the Company has paid or deposited or caused to be paid or deposited with the Trustee a sum sufficient to pay (a) all overdue interest on Outstanding Securities of that series, (b) all unpaid principal of (and premium, if any, on) the Securities of that series that has become due other than by such declaration of acceleration, (c) to the extent that payment of such interest on the Securities of that series is lawful, interest on such overdue interest as provided herein and in the Securities of that series, and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)                                  all Events of Default have been cured or waived as provided in Section 5.13, other than the nonpayment of principal that has become due solely because of acceleration.

No such rescission or annulment referred to in the preceding paragraph of this Section 5.02 shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 5.03                             Collection of Indebtedness and Suits for Enforcement by Trustee.  If an Event of Default specified in Sections 5.01(a) or 5.01(b) occurs with respect to the Securities of any series, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on Securities of that series for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities of that series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree, and (iii) may enforce the same against the Company or any other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of that series, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04                             Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders of Securities of that series and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities of that series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities of that series, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Securities, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05                             Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06                             Application of Money Collected.  Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, on the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due to the Trustee under Section 6.07 and to the Agents;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:  To the payment of the balance, if any, to the Company.

The Trustee may fix a record date for any payment to Holders of each applicable series of Securities pursuant to this Section 5.06. At least 10 days before such record date, the Trustee shall mail to each Holder of the applicable series of Securities and the Company a notice that states the record date, the payment date and amount to be paid.

Section 5.07                             Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities of the applicable series or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b)                                 the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08                             Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and (subject to Section 3.06) interest on that Security on the respective Stated Maturity or Maturities expressed in that Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09                             Restoration of Rights and Remedies.  If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10                             Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11                             Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 5.12                             Control by Holders of Securities.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series, provided that:

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture;

(b)                                 the Trustee may take any other action deemed necessary by the Trustee that is not inconsistent with such direction; and

(c)                                  the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to Holders of Securities of that series not joining in such direction.

Section 5.13                             Waiver of Past Defaults.  Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of that series waive in writing any past default hereunder with respect to Securities of that series and its consequences, except a default:

(a)                                 in the payment of the principal of (and premium, if any, on) and interest on any Security of such series, or

(b)                                 in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

The Holders of all Outstanding Securities of a series by written notice to the Trustee may waive any default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. Upon any waiver described in this Section 5.13, such default shall cease to exist, and any Event of Default with respect to Securities of that series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorney’s fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or in any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (and premium, if any, on) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15                             Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture.  The Company hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

Section 6.01                             Certain Duties and Responsibilities.  The duties, responsibilities, rights, benefits and protections of the Trustee shall be as specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee.

If an Event of Default has occurred and is continuing and a Responsible Officer has received written notification thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate security and/or indemnity against such risk or liability is not assured to it.  Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the requisite amount of Holders or exercising any trust or power conferred upon the Trustee under this Indenture.

Section 6.02                             Notice of Defaults.  If a Responsible Officer of the Trustee receives written notice of an Event of Default with respect to Securities of any series, the Trustee shall give the Holders of Securities of that series notice of such Event of Default as and to the extent provided by the Trust Indenture Act.

Except in the case of a Default or Event of Defaults in payment of principal of our premium, if any, or interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

Section 6.03                             Certain Rights of Trustee.  Subject to the provisions of Section 6.01:

(a)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may conclusively rely and be fully protected for such reliance upon an Officer’s Certificate or an Opinion of Counsel;

(c)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for the willful misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be liable for any action taken or omitted by it in good faith (including for errors in judgment) and believed by it to be within the discretion, rights or powers conferred upon it by this Indenture unless it was grossly negligent in ascertaining the pertinent facts or its conduct otherwise constitutes gross negligence;

(g)                                  the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(h)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (and the Company shall reimburse the Trustee for reasonable expenses in connection with such inquiry or investigation); provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(i)                                     the Trustee shall not be required to invest, and shall be under no liability for interest on, any moneys at any time received by its pursuant to any of the provisions of this Indenture or the Securities except as the Trustee may otherwise agree with the

Company in writing. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law;

(j)                                    in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever including but not limited to loss of profit irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)                                 the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(l)                                     the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Officer authorized to sign an Officer’s Certificate, including any Officer specified as so authorized in any such certificate previously delivered and not superseded.

(m)                             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(n)                                 the Trustee shall not be deemed to have notice of any default (as defined in Section 6.02) or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(o)                                 the Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters; and

(p)                                 in order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Laws Applicable to Banking Institutions”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Laws Applicable to Banking Institutions.

Section 6.04                             Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  Neither the Trustee nor any

Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.05                             May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company appointed hereunder, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06                             Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07                             Compensation and Indemnity.  The Company agrees to pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Company agrees to reimburse promptly the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Payments of any such expenses by the Company to the Trustee shall be made free and clear of and without withholding or deduction for or on account of any taxes of any Relevant Jurisdiction, unless such withholding or deduction is required by law. In that event, the Company shall pay to the Trustee such additional amounts as may be necessary in order that every net payment made by the Company to the Trustee after deducting or withholding for or on account of any taxes of any Relevant Jurisdiction shall not be less than the amount then due and payable to the Trustee; provided, however, that the foregoing obligation to pay additional amounts shall not apply to or in respect of (i) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between the Trustee, on the one hand, and any Relevant Jurisdiction, on the other hand, other than the mere receipt of payments of such expenses; (ii) any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of the Trustee to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with a Relevant Jurisdiction of the Trustee if such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge; (iii) any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of any such expenses; or (iv) any combination of the above. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct on its part arising out of and in connection with the administration of this Indenture and the performance of its respective duties hereunder, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

To secure the payment obligations of the Company in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any, on) and interest on particular Securities.

The obligations of the Company pursuant to this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Sections 5.01(d) and 5.01(e), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Company acknowledges that the Trustee make no representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.

Section 6.08                             Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

For this purpose, the Trustee shall not be deemed to have a conflicting interest by reason of being Trustee for the Securities of any series and Trustee for the Securities of any other series.

Section 6.09                             Corporate Trustee Required; Eligibility.  There shall at all times be one and only one Trustee hereunder with respect to the Securities of each series, which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000 and its Corporate Trust Office in the Borough of Manhattan in The City of New York.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the applicable supervising or examining authority, then for the purposes of this Section 6.09 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.10                             Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this

Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)                                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of that or those series.

(c)                                  The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Company.  The Trustee so removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee if no successor Trustee has been appointed within 30 days of such removal.

(d)                                 If at any time:

(i)                                     the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(ii)                                  the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)                               the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove by Board Resolution the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall by Board Resolution promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of that series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of that series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities of that series and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of that series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of that series.

(f)                                   The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of that series in the manner provided in Section 1.06.  Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

Section 6.11                             Acceptance of Appointment by Successor.  (a)  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to each of the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series of the Company, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series of the Company shall execute and deliver a supplemental indenture hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company shall execute any and all instruments necessary or desirable for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) and (b) of this Section 6.11, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section 6.12                             Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13                             Preferential Collection of Claims Against Company.  The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 6.14                             Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents with respect to Securities of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon registration of transfer, exchange or partial redemption thereof or pursuant to Section 3.04, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee and a copy of which shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating

Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the applicable supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of that series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment with respect to Securities of one or more series is made pursuant to this Section 6.14, the Securities of that series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas,
as Trustee

By:
Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of that series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section 6.14 an Authenticating Agent having an office in the Place of Payment designated by the Company with respect of Securities of that series.

ARTICLE VII

Holders’ Lists and Reports by Trustee and Company

Section 7.01                             Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(a)                                 semi-annually, if interest is paid semi-annually, or quarterly, if interest is paid quarterly, not later than 15 days after each Regular Record Date in each year or, if interest is paid annually, not later than 15 days after each Regular Record Date and the date six months subsequent to such Regular Record Date, a list, in such form as the Trustee may reasonably require, as to the names and addresses of the Holders of Securities as of such Regular Record Date, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that, for so long as the Trustee shall be Security Registrar, no such list shall be required to be furnished.

Section 7.02                             Preservation of Information; Communications to Holders.  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)                                 The rights of the Holders of Securities to communicate with other Holders of Securities with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable solely by reason of any disclosure of information as to names and addresses of Holders of Securities made pursuant to the Trust Indenture Act.

Section 7.03                             Reports by Trustee.  (a)  On or about each March 15 following the date hereof, the Trustee shall transmit to Holders of Securities such reports, if any, dated as of the preceding January 15 concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313(a) of the Trust Indenture Act in the manner provided pursuant to Section 313(c) thereof.  The Trustee shall also transmit to Holders of Securities such reports, if any, as may be required pursuant to Section 313(b) of the Trust Indenture Act at the times and in the manner provided pursuant thereto and to Section 313(c) thereof.

(b)                                 A copy of each such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee when any Securities are listed on any securities exchange.

Section 7.04                             Calculation of Original Issue Discount.  The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount, if any, of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities of each series of Original Issue Discount Securities as of the end of such year and (ii) such other specific information, if any, relating to such original issue discount as may then be relevant under the Code.  The Trustee shall not be obligated to recalculate, recompute or reconfirm such calculation.

Section 7.05                             Appointment of Transfer Agent. If required by the rules of any securities exchange on which any Securities are listed, the Company may appoint and maintain a transfer agent located in the applicable jurisdiction. The Company agrees to pay to each such agent from time to time reasonable compensation for its services.

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01                             Limitation on Consolidation, Merger, Sale or Conveyance.  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets (determined on a consolidated basis of the Company and its Subsidiaries) to, any Person, unless:

(a)                                 the resulting, surviving or transferee Person (if other than the Company) shall expressly assume, by a supplemental indenture to this Indenture, executed and delivered to the Trustee, all the obligations of the Company under this Indenture and the Securities, as applicable;

(b)                                 immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing with respect to the Securities of any series; and

(c)                                  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided that the conditions above shall not apply to any consolidation or merger of a Wholly-Owned Subsidiary organized under the laws of Brazil, the United States or any Organization for Economic Cooperation and Development country with or into the Company and the Company is the surviving entity.

The Trustee shall be entitled to conclusively rely on and shall accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 8.01, in which event it shall be conclusive and binding on the Holders.

Section 8.02                             Successor Substituted.  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01 in which the Company is not the continuing obligor under this Indenture, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of (and premium, if any, on) and interest on the Securities.

ARTICLE IX

Supplemental Indentures

Section 9.01                             Supplemental Indentures Without Consent of Holders.  Without notice to or the consent or vote of any Holders of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)                                 to establish the form or terms of Securities of any series, each as permitted by Sections 2.01 and 3.01;

(b)                                 (i) to cure any ambiguity, defect or inconsistency in this Indenture or the Securities;

(c)                                  to comply with the provisions of Article VIII or Article XIV;

(d)                                 to provide for any guarantee of the Securities, to secure the Securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture;

(e)                                  to provide for or confirm the issuance of additional Securities;

(f)                                   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(g)                                  to add to, change or eliminate any of the provisions of this Indenture in respect of Securities of one or more series, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created or issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(h)                                 to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the description of the Securities of any series and the prospectus or prospectus supplement relating to that series.

Section 9.02                             Supplemental Indentures with Consent of Holders.  With the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of such Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or supplemental indentures hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of that or those series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Outstanding Securities affected thereby:

(a)                                 reduce the rate of interest on any Security or extend the Stated Maturity of any payment of interest on any Security;

(b)                                 reduce the principal amount of any Security or extend the Stated Maturity of any payment of principal of (and premium, if any, on) any Security;

(c)                                  reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed;

(d)                                 change the currency in which the principal amount of any Security or any premium or interest thereon is payable, or change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02;

(e)                                  impair the right to institute suit for the enforcement of any payment on any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(f)                                   waive a Default or Event of Default in payment of principal of (and premium, if any, on) and interest on Securities of any series;

(g)                                  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, as provided for in this Indenture; or

(h)                                 make any change in this first paragraph of this Section 9.02.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of that or those series with respect to such covenant or other provision, shall be deemed not to affect the right under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03                             Execution of Supplemental Indentures.  Upon receipt of the documents described in this Section 9.03, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Article IX, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent herein and in the Securities to such execution have been satisfied.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04                             Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 9.05                             Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

Section 9.06                             Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the

Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.07                             Payment for Consent.  Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Covenants

Section 10.01                      Payment of Principal, Premium and Interest.  The Company covenants and agrees for the benefit of Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if  any) and interest on the Securities of that series in accordance with the terms of the Securities of that series and this Indenture.

Section 10.02                      Maintenance of Office or Agency.  So long as the Securities of any series are Outstanding, the Company will maintain in the Borough of Manhattan in The City of New York, an office or agency where Securities may be presented or surrendered for payment where notices to and demands upon the Company in respect of this Indenture and the Securities of that series may be served, and the Company will not change the designation of such office without using commercially reasonably efforts to provide prior notice to the Trustee and designation of a replacement office in the same general location.  The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 10.03                      Maintenance of Corporate Existence. The Company shall: (i) maintain in effect its corporate existence and all registrations necessary therefor; and (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of their respective businesses, activities or operations; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine in its sole discretion that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or that the loss thereof would not reasonably be expected to have a material adverse effect; provided further that this Section 10.03 does not prohibit any transaction otherwise permitted by Article VIII.

Section 10.04                      Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, an Officer’s Certificate stating whether or not, to the knowledge of the Officer or Officers executing such Officer’s Certificate, an Event of Default in connection with the performance and observance of any of the terms, provisions and conditions of this Indenture exists and, if an Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto. Within five Business Days after any director or executive officer of the Company becomes aware of the existence of a Default or Event of Default, the Company shall provide the Trustee with an Officer’s Certificate setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

Section 10.05                      Provision of Financial Statements and Reports.  The Company (unless at the time no Outstanding Securities have been registered with the Commission pursuant to the Securities Act) shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act.  In the event that the Company files any financial statements or reports with the Commission or publishes or otherwise makes such statements or reports publicly available in Brazil, the United States or elsewhere, the Company will furnish a copy of the statements or reports to the Trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available.  For purposes of this Section 10.05, as long as the financial statements or reports are publicly available and accessible electronically by the Trustee, the filing or electronic publication of such financial statements or reports shall comply with the Company’s obligations to deliver such statements and reports to the Trustee hereunder.  The Company shall provide the Trustee with prompt written notification at such time that the Company becomes or ceases to be required to file information, documents or reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicity available and accessible electronically. The above reports may be delivered by the Company to the Trustee in physical or electronic form, as determined by the Company.

Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 10.06                      Payments and Paying Agents.  The Company will, prior to 12:00 noon, New York City time, on the Business Day preceding any date of payment of the principal of (or premium, if any) or interest on Securities of any series, deposit with the Trustee a sum sufficient to pay such principal (or premium, if any) or interest so due on that date of payment.

Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to Securities of any series, it will cause such Paying Agent to execute and deliver to the

Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.06:

(a)                                 that it will hold all sums received by it for the payment of the principal of (or premium, if any) or interest on any Securities (whether such sums have been paid to it by or on behalf of the Company or by any other obligor on the Securities) in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein;

(b)                                 that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of (or premium, if any) or interest on, Securities of any series when the same shall be due and payable; and

(c)                                  that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Clause (b) above.

The Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by the Company to the Trustee pursuant to this Indenture, of the principal of (and premium, if any, on) and interest due on, the Securities.

Whenever the Company shall have one or more Paying Agents (other than the Trustee) for the Securities of any series, it shall, on or before each due date of the principal of (or premium, if any) or interest on, the Securities of that series, deposit with such Paying Agents a sum sufficient to pay such principal (or premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (or premium, if any) or interest, and the Company shall promptly notify the Trustee in writing of such action or any failure so to act.

If the Company shall at any time act as its own Paying Agent with respect to Securities of any series, it will, on or before each due date of the principal of (or premium, if any) or interest on, the Securities of that or those series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.  The Company will promptly notify the Trustee of any failure so to act.

Anything in this Section 10.06 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to Securities of any series, or for any other reason, pay or cause to be paid to the Trustee by any Paying Agent all sums held in trust with respect to Securities of that series by the Company or that Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or that Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Anything in this Section 10.06, to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 4.02.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on, any Security and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall be paid to the Company at the written request of the Company and subject to any relevant unclaimed property laws and regulations, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon written request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published at least five days a week and of general circulation in the Borough of Manhattan in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 10.07                      Intentionally Omitted.

Section 10.08                      Additional Amounts.  Unless otherwise specified in any supplemental indenture hereto establishing the terms of Securities of a series in accordance with Section 3.01, all payments by the Company in respect of the Securities of each series shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Jurisdiction, unless such withholding or deduction is required by law. In such event, the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company on each Security of that series after such withholding or deduction shall not be less than the amount then due and payable on such Security. The foregoing obligation to pay Additional Amounts shall not apply to or in respect of:

(a)                                 any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between a Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation), on the one hand, a Relevant Jurisdiction, on the other hand (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of a Security of that series;

(b)                                 any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by a Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is made, whichever occurs later;

(c)                                  any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of a Holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with a Relevant Jurisdiction of such Holder if (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (B) at least 30 days prior to the date on which the Company shall apply this Clause (c), the Company shall have notified all Holders of Securities of that series that some or all Holders of Securities of that series shall be required to comply with such requirement;

(d)                                 any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(e)                                  [Reserved];

(f)                                   any tax, assessment or other governmental charge that would have been avoided by such Holder presenting the relevant Security (if presentation is required) or requesting that such payment be made to another Paying Agent in a member state of the European Union;

(g)                                  any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments of principal of (or premium, if any) or interest on a Security of that series; or

(h)                                 any combination of Clauses (a) through (g) above.

Notwithstanding anything to the contrary in the preceding paragraph, the Company, the Trustee and any Paying Agent or any other Person shall be entitled to make any deduction or withholding without any liability, and shall not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any Security pursuant to FATCA, any treaty, law, regulation or other official guidance enacted by any jurisdiction in which the Company is organized, or in which payments on the Securities are made (each such jurisdiction, a “Taxing Jurisdiction”), implementing FATCA, or any agreement between the Company, the Trustee or a Paying Agent and the United States, a Taxing Jurisdiction or any authority of any of the foregoing implementing FATCA.

The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil other than those resulting from, or required to be paid in connection with, the enforcement of the Securities following the occurrence of any Default or Event of Default.

No Additional Amounts shall be paid with respect to a payment on any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Securities.

The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Securities of the applicable series or the Paying Agents, as applicable, upon request therefor.

If the terms of the Securities of a series established as contemplated by Section 3.01 do not specify that Additional Amounts pursuant to the Section will not be payable by the Company, the Company shall:

(a)                                 at least 10 Business Days prior to the first Payment Date with respect to Securities of that series (and at least 10 Business Days prior to each succeeding Payment Date or any Redemption Date or Maturity Date with respect to Securities of that series if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate), deliver to the Trustee and each Paying Agent an Officer’s Certificate (A) specifying the amount, if any, of taxes described in this Section 10.08 (the “Relevant Withholding Taxes”) required to be deducted or withheld on the payment of principal of (or premium, if any) or interest on, the Securities of that series to Holders and the Additional Amounts, if any, due to Holders in connection with such payment, and (B) certifying that the Company shall pay such deduction or withholding;

(b)                                 prior to the due date for the payment thereof, pay any such Relevant Withholding Taxes, together with any penalties or interest applicable thereto;

(c)                                  within 15 days after paying such Relevant Withholding Taxes, deliver to the Trustee and each Paying Agent evidence of such payment and of the remittance thereof to the relevant taxing or other authority as described in this Section 10.08; and

(d)                                 pay any Additional Amounts due to Holders on any Interest Payment Date, Redemption Date or Maturity date to the Trustee in accordance with the provisions of this Section 10.08.

The Company shall indemnify the Trustee and each Paying Agent for, and hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on such Person’s part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 10.08 or the failure of the Trustee or any Paying Agent for any reason (other than its own gross negligence or willful misconduct) to receive on a timely basis any such

Officer’s Certificate or any information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such Relevant Withholding Taxes. The Company shall make available to any Holder requesting the same, evidence that the applicable Relevant Withholding Taxes have been paid.

Any Officer’s Certificate required by this Section 10.08 to be provided to the Trustee and each Paying Agent shall be deemed to be duly provided if sent by facsimile transmission to the Trustee and each Paying Agent.

Section 10.09                      Limitation on Liens. The Company shall not, and shall not permit any Significant Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock of any Significant Subsidiary securing any Debt of the Company or any Significant Subsidiary (other than a Permitted Lien) unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such obligation for so long as such obligation is so secured.

ARTICLE XI

Redemption of Securities

Section 11.01                      Applicability of Article.  Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article XI.

Section 11.02                      Election to Redeem; Notice to Trustee.  In case of any redemption of Securities of any series at the election of the Company, the Company shall notify the Trustee in writing of such Redemption Date and the aggregate principal amount of Securities of that or those series to be redeemed at least five Business Days (or such shorter period as agreed to by the Trustee) prior to the date on which the notice to the Holders referred to in Section 11.04 or Section 11.08 shall be given, which notice shall be revocable at any time prior to the date on which such notice to the Holders has been given. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of the Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 11.03                      Selection by Trustee of Securities to Be Redeemed.  If less than all Securities of any series are to be redeemed at any time, the selection of Securities of that series to be redeemed will be made by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Securities of that series are listed or if such securities exchange has no requirement governing redemption or the Securities of that series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the event that the Securities of that series are represented by Global Securities as of the Redemption Date, subject to the then-current rules and procedures of the applicable Depositary). If Securities of any series are redeemed in part, the remaining outstanding amount of any Security of that series must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000. The

Trustee shall make the selection from the Outstanding Securities not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount of the Securities to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Securities to be redeemed not less than three Business Days but no more than 60 days prior to the relevant Redemption Date from the Outstanding Securities of the applicable series not previously called for redemption.

The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of those such Securities that has been or is to be redeemed.

Section 11.04                      Notice of Redemption.  Notice of redemption shall be provided by the Company in the manner provided in Section 1.06 to each Holder of any Security to be redeemed (with a copy to the Trustee) not less than five Business Days but no more than 60 Business Days prior to the Redemption Date. If the Securities to be redeemed are listed on any securities exchange, such notice shall also be made in compliance with the then current rules and procedures of such securities exchange.

All notices of redemption shall state:

(a)                                 the Redemption Date;

(b)                                 the Redemption Price, plus accrued interest and Additional Amounts, if any;

(c)                                  the provision of this Indenture, any supplemental indenture or any applicable Security pursuant to which the Securities called for redemption are being redeemed;

(d)                                 if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed and if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(e)                                  that on the Redemption Date the Redemption Price, plus accrued interest, if any, will become due and payable upon each such Security to be redeemed and, that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Securities called for redemption will cease to accrue on and after the Redemption Date;

(f)                                   that Securities called for redemption must be surrendered to a Paying Agent to collect the Redemption Price, plus accrued interest and Additional Amounts, if any, and the place or places where each such Security is to be surrendered for payment of the Redemption Price, plus accrued interest and Additional Amounts, if any; and

(g)                                  the CUSIP or ISIN number or numbers, if any, with respect to such Securities, and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on those Securities.

A notice of redemption published as contemplated by Section 1.06 need not identify particular Global Securities to be redeemed.

At the Company’s election and at its request, made in writing to the Trustee at least five Business Days before notice is to be mailed to the Holders, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least five Business Days prior to the date in which notice is to be mailed to the Holders, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph; provided further that if the Company revokes the notice to the Trustee required by Section 11.02 in accordance with Section 11.02 prior to the Trustee’s delivering of notice to the Holders, the Trustee will not deliver such notice of redemption.

Section 11.05                      Deposit of Redemption Price.  Prior to 12:00 noon, New York City time, on the Business Day preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.06) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest and unpaid on, all the Securities which are to be redeemed on that date, other than Securities that have been delivered by the Company to the Trustee at least five Business Days prior to the Redemption Date for cancellation.

Section 11.06                      Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified  (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in that Security.

Section 11.07                      Securities Redeemed in Part.  Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, in the case of Certificated Securities, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transference satisfactory to the Company duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall, upon receipt of an Order, authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.08                      Optional Redemption Due to Changes in Tax Treatment.  The Company or any successor may, at its option, redeem all, but not less than all, of the Securities of each series, at any time upon giving not less than five Business Days’ but no more than 60 Business Days’ notice to the Holders (which notice shall be irrevocable) (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price, as calculated by the Company, equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, to, but excluding, the Redemption Date, if as a result of a change in, or amendment to, any laws, rules or regulations of a Relevant Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or is announced on or after the later of the issue date of the Securities or the date a Relevant Jurisdiction becomes a Relevant Jurisdiction (i) the Company or any successor has or will become obligated to pay Additional Amounts with respect to the Securities in excess of the Additional Amounts the Company or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the holder of the notes is resident in a tax haven jurisdiction for Brazilian tax purposes and (ii) such obligation cannot be avoided by the Company or any successor taking reasonable measures available to it; provided, however, that for this purpose reasonable measures shall not include any change in the Company’s any successor’s jurisdiction of incorporation or organization or location of its principal executive office or registered office, as applicable.

Prior to the publication or mailing of any notice of redemption pursuant to the preceding paragraph, the Company or any successor shall deliver to the Trustee an Officer’s Certificate to the effect that the obligation of the Company or any successor, as the case may be, to pay Additional Amounts cannot be avoided by the Company or any successor taking reasonable measures available to it. The Company or any successor, as the case may be, shall also deliver to the Trustee an Opinion of Counsel stating that the Company or any successor, as the case may be, would be obligated to pay Additional Amounts due to the changes in tax laws or regulations. The Trustee shall accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in Clauses (i) and (ii) of the preceding paragraph of this Section 11.08, in which event it shall be conclusive and binding on the Holders.

The Company may enter into an arrangement under which the Company or a subsidiary of the Company may, in lieu of redemption by the Company, purchase for a purchase price equal to the full Redemption Price any Security to be redeemed pursuant to this Section 11.08.

ARTICLE XII

Meetings of Holders of Securities

Section 12.01                      Purposes for Which Meetings May Be Called.  A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article XII to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 12.02                      Call, Notice and Place of Meetings.  (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 12.01, to be held at such time and at such place in the Borough of Manhattan in The City of New York or elsewhere as the Trustee shall determine.  Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to the Company and the Holders, in the manner provided in Section 1.06, not less than 10 nor more than 60 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of Holders of Securities of that series for any purpose specified in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of that series in the amount specified above, as the case may be, may determine the time and the place in the Borough of Manhattan in The City of New York or elsewhere for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 12.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers published in the English language, customarily published at least five days a week and of general circulation in (i) The City of New York and (ii) if the Securities of that series are listed on any securities exchange, in any jurisdiction in which such notice is required to be published (and in such language and with such frequency as is required) in compliance with the then current rules and procedures of such securities exchange, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

(c)                                  Any meeting of Holders of Securities of any series shall be valid without notice if the Holders of all Outstanding Securities of that series are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Outstanding Securities of that series, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.03                      Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (i) a Holder on a record date established pursuant to Section 1.04(c) of one or more Outstanding Securities of that series, or (ii) a Person appointed by an instrument in writing by a Holder or Holders of one or more Outstanding Securities of such series as proxy for such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company its respective counsel.

Section 12.04                      Quorum; Action.  (a) The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of that series.

(b)                                 In the absence of a quorum within 15 minutes (and, at the discretion of the chairman of the meeting, a subsequent period of 15 minutes) of the time appointed for any meeting of Holders of Securities, the meeting shall, (1) if convened upon the request of Holders, be dissolved, or (2) if convened under any other circumstances, stand adjourned to the same day in the next week (or if such day is not a Business Day, the next succeeding Business Day) at the same time and place, subject and without prejudice to the transaction of the business (if any) for which a quorum is present.

(c)                                  In the absence of a quorum at any meeting adjourned pursuant to Subsection (b) above and subsequently reconvened, the chairman of the meeting may either dissolve such meeting or adjourn the same for a period of not less than ten calendar days (but without any maximum number of calendar days) at such place as may be appointed by the chairman of the meeting either at or subsequent to such meeting.

(d)                                 Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of a reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series that shall constitute a quorum.

(e)                                  Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 12.04 shall be binding on all the Holders of Securities of that series, whether or not presented or represented at the meeting.  However, for the avoidance of doubt, no actions taken at such meeting shall be binding on all Holders of Securities of that series unless such actions were approved by the minimum percentage in principal amount of the Outstanding Securities of that series as required elsewhere in this Indenture or under the Trust Indenture Act with respect to such actions.

Section 12.05                      Determination of Voting Rights; Conduct and Adjournment of Meetings.  (a)  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders of Securities of any series in regard to proof of the holding of Securities of that series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Such regulations may fix a record date and time for determining the Holders of record of Securities of that series entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities of that series at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)                                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or the Holders of Securities as provided in Section 12.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting and entitled to vote.

(c)                                  At any meeting of Holders, each Holder of a Security of that series or proxy shall, subject to the provisions of Section 12.03, be entitled to one vote for each U.S.$1,000 principal amount of the Outstanding Securities of that series held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman may adjourn any such meeting if he or she is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d)                                 Any meeting of Holders of Securities of any series duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of that series represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 12.06                      Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of that series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of that series voted by the ballot.  The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 12.02 and, if applicable, Section 12.04.  Each copy of the record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XIII

Defeasance and Covenant Defeasance

Section 13.01                      Company’s Option to Effect Defeasance or Covenant Defeasance.

(a)                                 Subject to Sections 4.01, 13.02 and 13.06, the Company at any time may terminate (i) all its obligations under this Indenture with respect to Securities of any series and the Securities of that series (“legal defeasance option”) or (ii) its obligations under Sections 8.01(b), 10.03, 10.04, 10.05 and 10.09 and the operation of Section 5.01(c), with respect to Securities of any series, and any covenants or Events of Default included in the supplemental indenture relating to the Securities of that series that are permitted to be terminated under the supplemental indenture relating to the Securities of that series (“covenant defeasance option”). The legal defeasance option with respect to Securities of any series may be exercised notwithstanding any prior exercise of the covenant defeasance option with respect to Securities of that series.

If the legal defeasance option is exercised with respect to Securities of any series, payment of the Securities of that series may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised with respect to Securities of any series, payment of the Securities of that series may not be accelerated because of an Event of Default specified in Section 5.01(c), or any Events of Default included in the supplemental indenture relating to the Securities of that series that are permitted to be terminated under the supplemental indenture relating to the Securities of that series.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of the obligations of the Company hereunder with respect to the Securities of that series, except those specified in Section 13.01(b).

(b)                                 Notwithstanding Section 13.01(a), the Company’s obligations with respect to Securities of any series pursuant to Sections 3.04, 3.05, 3.06, 6.07, 6.10, 7.01, 10.02, 10.06, 10.08, 13.04, 13.05 and 13.06 shall survive until the Securities of that series have been paid in full. Thereafter, the obligations of the Company with respect to the Securities of that series pursuant to Sections 6.07, 6.10, 13.04 and 13.05 shall survive.

Section 13.02                      Conditions to Defeasance.  The Company may exercise the legal defeasance option or the covenant defeasance option with respect to Securities of a series only if:

(a)                                 The Company irrevocably deposits or causes to be deposited with the Trustee, or its designee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of that series (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or non-callable U.S. Government Obligations, or a combination thereof, that, in the opinion of an internationally recognized firm of independent public accountants or investment bank, will generate enough cash without consideration of any reinvestment to make interest, principal (and premium, if any) and any other payments on the Securities of that series on their various due dates;

(b)                                 No Default or Event of Default with respect to the Securities of that series has occurred and is continuing on the date of such deposit and after giving effect thereto;

(c)                                  In the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of that series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)                                 In the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of that series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(e)                                  The Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of that series as contemplated by this Article XIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities of that series at a future date in accordance with Article XI and the supplemental indenture relating to the Securities of that series.

Section 13.03                      Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 13.02 and shall apply the deposited money and the money from U.S. Government Obligations through any Paying Agent in accordance with this Indenture and the provisions of the Securities of the series defeased to the payment of principal of (and premium, if any, on) and interest on the Securities of that series.

Section 13.04                      Repayment to Company.  Upon termination of the trust established pursuant to Section 13.02, the Trustee and each Paying Agent shall promptly pay to the Company upon written request, any excess cash or U.S. Government Obligations held by them.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company, upon request, any money held by them for the payment of principal of (or premium, if any) or interest on the Securities of the series defeased that remains unclaimed for two years after the due date for such payment of principal (or premium, if any) or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Company.

Section 13.05                      Indemnity for U.S. Governmental Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 13.06                      Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article XIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities of the series defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article XIII; provided, however, that, if the Company has made any payment of principal of (or premium, if any) or interest on any Securities of that series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE XIV

Substitution of the Company as Issuer

Section 14.01                      Substitution of the Company as Issuer.

(a)                                 Notwithstanding any other provision contained in this Indenture, the Company may, without the consent of any Holder (and by purchasing any Securities, each Holder expressly consents to the provisions of this Article XIV), be substituted by any Wholly-Owned Subsidiary of the Company as principal debtor (in such capacity, the “Substituted Issuer”) in respect of the Securities; provided that the following conditions are satisfied:

(i)                                     such documents shall be executed by the Substituted Issuer, the Company and the Trustee as may be necessary to give full effect to such substitution, including a supplemental indenture to this Indenture pursuant to which (1) the Substituted Issuer assumes all of the Company’s obligations under this Indenture and the Securities (such documents collectively, the “Issuer Substitution Documents”) (2) (without limiting the generality of the foregoing) the Substituted Issuer shall undertake in favor of each Holder to be bound by the terms and conditions of the Securities and the provisions of this Indenture as fully as if the Substituted Issuer had been named in the Securities and this Indenture as the principal debtor in respect of the Securities in place of the Company, (3) Article X and Section 5.01 will continue to apply to the Company as if no such substitution had occurred and, (4) the Company shall fully, unconditionally and irrevocably guarantee in favor of each Holder the payment of all sums payable by the

Substituted Issuer as such principal debtor on the same terms mutatis mutandis as the Securities;

(ii)                                  without limiting the generality of Section 14.01(a)(i), if the Substituted Issuer is organized in a jurisdiction other than Brazil, the Issuer Substitution Documents shall contain a covenant by the Substituted Issuer and/or such other provisions as may be necessary (1) to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts set forth in Section 10.08, with the substitution for the references to Brazil of references to the jurisdiction in which the Substituted Issuer is organized and (2) to indemnify and hold harmless each Holder and beneficial owner of the Securities against all taxes or duties (i) that arise by reason of a law or regulation in effect or contemplated on the effective date of such substitution, which may be incurred or levied against such Holder or beneficial owner of the Securities as a result of any substitution pursuant to the conditions set forth in this Article XIV and which would not have been so incurred or levied had such substitution not been made and (ii) that are imposed on such Holder or beneficial owner of the Securities by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Securities resides or is subject to any such tax or duty and that would not have been so imposed had such substitution not been made;

(iii)                               the Company shall have delivered, or caused the delivery, to the Trustee an Opinion of Counsel addressed to the Company, the Substituted Issuer and the Trustee from an internationally recognized firm of counsel in the jurisdiction of organization of the Substituted Issuer, to the effect that the Issuer Substitution Documents and the Securities constitute valid and binding obligations of the Substituted Issuer, enforceable against the Substituted Issuer in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether applied by a court of law or equity);

(iv)                              the Company shall have delivered, or caused the delivery, to the Trustee of an Opinion of Counsel addressed to the Company, the Substituted Issuer and the Trustee from an internationally recognized firm of U.S. counsel, to the effect that (A) the Issuer Substitution Documents constitute valid and binding obligations of the parties thereto under the law of the State of New York, enforceable against such parties in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether applied by a court of law or equity), such Opinion of Counsel;

(v)                                 the Substituted Issuer shall have appointed a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities, the Indenture and the Issuer Substitution Documents, which appointment shall be consistent with the appointment by the Company of the Process Agent set forth in Section 1.15;

(vi)                              no Event of Default shall have occurred or be continuing; and

(vii)                           such substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Issuer and the Brazil.

(b)                                 Upon compliance with the provisions of this Article XIV and effectiveness of such substitution, the Substituted Issuer and the Company shall deliver to the Trustee an Officer’s Certificate certifying that the terms of this Article XIV have been complied with and attaching copies of all documents referenced in or contemplated by this Article XIV.

(c)                                  Upon the execution of the Issuer Substitution Documents and compliance with the other conditions set forth in Section 13.01(a), the Substituted Issuer shall be deemed to be named in the Securities as the principal debtor in place of the Company and the Securities shall thereupon be deemed to be amended to give effect to such substitution, the Company will be released from all of its obligations in respect of the Securities and this Indenture.

(d)                                 The Issuer Substitution Documents shall be delivered to and held by the Trustee for so long as any Security remains outstanding and for so long as any claim may be made against the Substituted Issuer or the Company by any Holder in respect of the Securities or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substituted Issuer and the Company shall acknowledge in the Issuer Substitution Documents the right of every Holder to the production of the Issuer Substitution Documents for the enforcement of any of the Securities, the Indenture or the Issuer Substitution Documents.

(e)                                  Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Issuer shall give notice thereof to the Holders in accordance with Section 1.06.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

FIBRIA CELULOSE S.A.,
as the Company

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Security Registrar, Paying Agent and Transfer Agent

By Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title: